Exhibit 16
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December 18, 2001


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read Item 4 of Form 8-K dated December 18, 2001, of ARC Wireless Solutions, Inc. and are in agreement with the statements contained in the first and third paragraphs therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

                                            /s/ Ernst & Young LLP
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                                            Ernst & Young LLP